Exhibit 10.4

AMENDMENT TO WARRANT TO PURCHASE COMMON SHARES OF ADC THERAPEUTICS SA

This Amendment to the Warrant to Purchase Common Shares of ADC Therapeutics SA (the “Amendment”), is dated October 7, 2026, and is made between ADC Therapeutics SA, a Swiss stock corporation (société anonyme) organized under the laws of Switzerland (the “Company”), and [W-L-1: BLUE OWL OPPORTUNISTIC LENDING MASTER FUND II, L.P.] [W-L-2: BLUE OWL OPPORTUNISTIC LENDING DL (C), L.P.] [W-L-3: OAKTREE LSL FUND HOLDINGS EURRC S.à r.l] [W-L-4: OAKTREE STRATEGIC CREDIT FUND] [W-L-5: OAKTREE AZ STRATEGIC LENDING FUND, L.P.] [W-L-6: OAKTREE SPECIALTY LENDING CORPORATION] [W-L-7: OAKTREE LSL HOLDINGS EURRC S.À R.L.] [W-L-8: OAKTREE DIVERSIFIED INCOME FUND, INC.] or its registered assign (the “Warrantholder”).

WHEREAS, on August 15, 2022, the Company issued a warrant (No. W-L-[1][2][3][4][5][6][7][8]) (the “Warrant”) to the Warrantholder providing for the right of the Warrantholder to subscribe for and purchase, at the Exercise Price per share, the Warrant Share Number of duly authorized, validly issued, fully paid and non-assessable Common Shares; and

WHEREAS, as of the date of this Amendment, the Warrant Share Number is [W-L-1: 256,116] [W-L-2: 7,532] [W-L-3: 123,525] [W-L-4: 45,727] [W-L-5: 39,083] [W-L-6: 28,948] [W-L-7: 21,376] [W-L-8: 4,988] Common Shares;

WHEREAS, as of the date of this Amendment, the total number of Common Shares issuable upon exercise of the Warrant, together with all other warrants issued to the lenders under the Loan Agreement and Guaranty, dated August 15, 2022, between the Company, certain subsidiaries of the Company, the lenders party thereto and Blue Owl Opportunistic Lending Master Fund I, L.P., as administrative agent and collateral agent, is 527,295 Common Shares;

WHEREAS, subject to the occurrence of the Amendment No. 1 Effective Date (as defined below), the parties desire to amend the Warrant to amend the Exercise Price, without changing the number of Common Shares that the Warrant represents the right to subscribe for and purchase, such that the Warrant Share Number immediately following the Amendment No. 1 Effective Date is equal to the Warrant Share Number immediately before the Amendment No. 1 Effective Date.

NOW, THEREFORE, the parties agree as follows:

1.	Amendment to the Warrant. Subject to the occurrence of the Amendment No. 1 Effective Date, in Section 1 of the Warrant, the definitions of Exercise Price and Warrant Share Number are respectively amended and restated in their entirety as follows:

“Exercise Price” means the lesser of (i) $1.00 per Warrant Share and (ii) the price per Common Share paid by institutional investors in the next private placement involving Common Shares following October 7, 2026 (but in any case, no later than April 7, 2027), in each case, subject to adjustment from time to time in accordance with the provisions of this Warrant.

“Warrant Share Number” means [W-L-1: 256,116] [W-L-2: 7,532] [W-L-3: 123,525] [W-L-4: 45,727] [W-L-5: 39,083] [W-L-6: 28,948] [W-L-7: 21,376] [W-L-8: 4,988] Common Shares, subject to adjustment as set forth herein, including reduction for each such Common Share as to which this Warrant has been exercised (whether pursuant to a Cash Exercise or a Cashless Exercise) hereunder.

2.	Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of each of the following conditions precedent (the date on which all such conditions precedent have been so satisfied shall be the “Amendment No. 1 Effective Date”:

a.	the Warrantholder shall have received a counterpart of this Amendment duly executed by the Company; and

b.	the Second Amendment Effective Date under and as defined in that certain Second Amendment to Loan Agreement and Guaranty and First Amendment to Fee Letter, dated October 7, 2026 (the “Credit Agreement Amendment”), by and among the Company, each of the Company’s subsidiaries party thereto, the lenders party thereto and Blue Owl Opportunistic Lending Master Fund I, L.P., as agent, shall have occurred and the Credit Agreement Amendment shall be in full force and effect.

3.	Tax Treatment. The Company agrees (i) to consult with the Warrantholder before performing any reporting of the US tax consequences of the Amendment (e.g., on Form 8937 or otherwise), and shall cooperate with the Warrantholder on such reporting, and (ii) that the Amendment shall not result in (x) any adverse income tax consequences in Switzerland for the Warrantholder and/or (y) Swiss withholding tax consequences for the Company (or otherwise) which are adverse to the Warrantholder.

4.	No Further Amendments. Except as expressly modified by this Amendment on the Amendment No. 1 Effective Date, the Warrant will remain unmodified and in full force and effect in accordance with its terms.

5.	Counterparts. This Amendment may be executed in counterparts (including electronically transmitted counterparts), each of which will be considered an original instrument, but which, taken together, will constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or caused this Amendment to be executed and delivered, as of the date first written above.

ADC Therapeutics SA

By:
Name:
Title:

[____]

By:
Name:
Title: